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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                  PC411, Inc.
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             (Exact name of registrant as specified in its charter)



         Delaware                                          95-4463937
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    (State of incorporation or organization)            (I.R.S. Employer
                                                        Identification No.)


       9800 S. La Cienega Boulevard, Inglewood, CA            90301-4440
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    (Address of principal executive office)                   (Zip Code)


   Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                  Name of each exchange which
    to be so registered                 each class is to be registered

             None
   -----------------------------        --------------------------------------

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   Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share

                          Redeemable Class A Warrants

      Units, each consisting of one Share of Common Stock and one Redeemable
                                 Class A Warrant
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                                 (Title of Class)




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Item 1.   Description of Registrant's Securities to be Registered.

          The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form SB-2, File No. 333-21545, as amended, (the "Registration Statement"), filed with the Commission on February 11, 1997, and is incorporated herein by reference to such filing. See "Description of Securities."

Item 2.   Exhibits

          The following exhibits required to be filed by this item are either filed herewith, or, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration
Statement:


          (a) Specimen copies of the Common Stock Certificate and Redeemable Class A Warrant Certificate (Exhibit A hereto).

          (b) Copies of all constituent instruments defining the rights of the holders of the Common Stock:

               (i)   Form of Restated  Certificate of Incorporation  (Exhibit
                     3.1 to the Registration Statement);

               (ii)  By-Laws  (Exhibit 3.2 to the Registration Statement);

               (iii) Form of Warrant Agreement (Exhibit 4.4 to the
                     Registration Statement)

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 12, 1997

                                PC 411, Inc.


                                By:  /s/Rogert Lundren
                                     ----------------------------------------
                                        Robert Lundgren, Vice President,
                                        Chief Financial Officer and Secretary